EXHIBIT (23)-2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and to the use of our reports dated November 15, 1994 (i) on the Combined Financial Statements of Cobb Theatres Group, (ii) on the Financial Statements of R. C. Cobb, Inc., and (iii) on the Financial Statements of Cobb Theatres II, Inc. in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-2724) and the related Prospectus of Cobb Theatres, L.L.C. and Cobb Finance Corp. for the registration of $85,000,000 10 5/8% New Senior Secured Notes due 2003.


                                          LAROCCA & Co., P.C.



Birmingham, Alabama
July 17, 1996